SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 25, 2002

CYCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27470	54-1725021

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3136
Warrenton, Virginia 20188

(Address of principal executive offices) (Zip Code)

(540) 351-0785

(Registrant’s telephone number)

Item 2. Acquisition or Disposition of Assets.

     On January 25, 2002, CYCH, Inc., f.k.a. CyberCash, Inc. (“CYCH”) consummated the sale of its investment in Commission Junction, Inc. (“CJI”) to Crawford Capital Partners, LLC and The Marcellus P. Knoblach Revocable Trust (“Purchasers”) pursuant to that certain securities purchase agreement dated as of December 18, 2001 by and among CYCH and Purchasers (“CJI Purchase Agreement”). In re: CYCH, Inc., f.k.a. CyberCash, Inc., et al, Case No. 01-0622 (MFW) (Bankr. D. Del.) March 2, 2001.

     Pursuant to the CJI Purchase Agreement, CYCH sold (1) 939,791 shares of common stock of CJI and (2) the right to subscribe for and purchase up to 20,000 shares of Series A Preferred Stock of CJI pursuant to that certain Series A Preferred Stock Warrant Agreement dated as of October 12, 2000. Purchasers paid $2,349,477.50, or $2.50 per share, in cash (“Purchase Price”) pursuant to the CJI Purchase Agreement. The Purchase Price was held in escrow until February 7, 2002.

     The CJI Purchase Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 7. Financial Statements and Exhibits.

Exhibits

10.1	Securities Purchase Agreement by and among CYCH, Crawford Capital Partners, LLC and The Marcellus P. Knoblach Revocable Trust, dated as of December 18, 2001

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 15, 2002	CYCH, Inc.

/s/ Thomas LaHaye By: Thomas LaHaye Title: Bankruptcy Plan Administrator